UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934
Date of report (Date of earliest event reported):	October 25, 2011

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, One Blue Hill Plaza Pearl River, New York	10965
(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 25, 2011 the Registrant issued a press release announcing its unaudited financial results for the three and nine months ended September 30, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release issued October 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: October 25, 2011	By:	/s/ Stephen P. Mandracchia
	Name:	Stephen P. Mandracchia
	Title:	Vice President Legal & Regulatory, Secretary

Exhibit 99.1

HUDSON TECHNOLOGIES REPORTS RECORD REVENUES

FOR THIRD QUARTER AND FIRST NINE MONTHS OF 2011

PEARL RIVER, NY - October 25, 2011 - Hudson Technologies, Inc. (NASDAQ: HDSN), announced results for the third quarter and nine months ended September 30, 2011.

Revenues for the three months ended September 30, 2011 increased 49% to $11,935,000 from $7,996,000 in the comparable 2010 period. Hudson reported gross profit margins of 12% for the third quarter of 2011 compared to 23% in the third quarter last year. The Company also reported a net loss of $113,000, or $0.00 per basic and diluted share for the third quarter of 2011, compared to net income of $200,000, or $0.01 per basic and diluted share, for the third quarter of 2010.

For the nine months ended September 30, 2011, revenues increased 22% to $40,465,000 as compared to revenues of $33,133,000 in the first nine months of 2010. Gross profit margin in the first nine months of 2011 was 19% compared to 20% in the first nine months of 2010. The Company reported net income of $1,756,000, or $0.07 per basic and diluted share in the first nine months of 2011 compared to net income of $1,257,000 or $0.06 per basic share and $0.05 per diluted share in the first nine months of 2010. Income tax expense of $1,077,000 and $628,000 for the 2011 and 2010 periods, respectively, is largely a non-cash item as a result of the Company's deferred tax asset.

Kevin J. Zugibe, Chairman and Chief Executive Officer of Hudson Technologies commented, "Our third quarter results demonstrate that we continue to grow our business and expand our customer base. We achieved record revenues in the third quarter, significantly surpassing our revenues for the third quarter in 2010. Furthermore, our nine months revenues surpass our record 2010 full year revenues. Despite an industry-wide decline in the price of R-22 refrigerant ("R-22") which impacted our margins, we achieved strong revenue growth due to increases in the total volumes of product sold and in services performed in the third quarter. While our pricing expectations for R-22 did not materialize, the expansion of our business and customer base should serve us well when market conditions stabilize.

"Our revenue growth during the quarter was also achieved without a material increase in reclamation. Despite the EPA's efforts, through the phase down and ultimate phase out of R-22, to reduce the supply of virgin R-22, there is clearly an oversupply, which we believe is a primary cause for the reduced pricing in the industry. Consequently, we have yet to see the price increases in R-22 that were anticipated during the phase down period, and as a result, the industry has experienced an approximate 20% decline in the volumes of R-22 reclaimed when compared to 2008 levels. The EPA is currently evaluating the existing phase down schedule for the production and import of R-22 and has solicited stakeholder comments on whether it should revise the phase down levels for the 2012, 2013 and 2014 years. Without exception, every stakeholder that has publicly commented on the current R-22 phase down levels has indicated that it is their belief that the levels for R-22 production and importation are too high and should be reduced. It is our expectation that the EPA will issue new regulations to establish R-22 production and import levels for the 2012 year in the near future. While we cannot control the market dynamics around refrigerant pricing, we remain focused on expanding our customer base and enhancing our relationships with the goal of continuing to deliver sustainable revenue growth despite pricing volatility.

"The establishment of our joint venture, Hudson Technologies Europe S.r.l., for the development of reclamation, remediation and energy optimization services throughout most of Europe, the Middle East and North Africa continues to progress. We believe that this joint venture positions us well to capitalize on servicing and efficiency opportunities created by the regulatory environment and high energy prices in Europe and in emerging markets where the use of refrigeration and cooling systems is increasing.

"As the market landscape for our industry continues to evolve, we recognize the importance of ensuring that our broad product and service offerings provide the right solution in the right place at the right time. As we focus our efforts to execute on this strategy, we believe we can drive sustainable revenue and earnings growth."

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss the third quarter results today, October 25, 2011 at 10:00 A.M. Eastern Time.

To access the live webcast log onto the Hudson Technologies website at www.hudsontech.com and click on "Investor Relations".

To participate in the call by phone, dial (877) 407-9205 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8054.

A replay of the webcast will be available until November 1, 2011 and may be accessed by dialing (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use account number 286 and pass code 381557.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative solutions to recurring problems within the refrigeration industry. Hudson's proprietary RefrigerantSide® Services increase operating efficiency and energy savings, and remove moisture, oils and other contaminants frequently found in the refrigeration circuits of large comfort cooling and process refrigeration systems. Performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies, RefrigerantSide® Services offer significant savings to customers due to their ability to be completed rapidly and at higher purity levels, and can be utilized while the customer's system continues to operate. In addition, the Company sells refrigerants and provides traditional reclamation services to the commercial and industrial air conditioning and refrigeration markets. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the markets for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements which become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, risks associated with the Company's joint venture which include the ability of the parties to perform their obligations under the joint venture agreement, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the joint venture may seek to conduct business, and other risks detailed in the Company's periodic reports filed with the Securities and Exchange Commission.  The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com

Hudson Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 5,189	$ 3,926
Trade accounts receivable - net of allowance for doubtful
accounts of $290 and $220	4,617	1,767
Inventories	10,008	18,211
Prepaid expenses and other current assets	1,781	376
Total current assets	21,595	24,280
Property, plant and equipment, less accumulated depreciation and amortization	3,043	3,008
Other assets	79	66
Deferred tax assets - net	2,640	3,669
Intangible assets, less accumulated amortization	79	73
Total Assets	$27,436	$31,096
	======	======
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 3,332	$ 6,350
Accrued payroll	378	693
Short-term debt and current maturities of long-term debt	3,821	5,012
Total current liabilities	7,531	12,055
Long-term debt, less current maturities	150	1,018
Total Liabilities	7,681	13,073
Commitments and contingencies
Stockholders' equity:
Preferred stock shares authorized 5,000,000
Series A Convertible Preferred stock, $0.01 par value ($100
liquidation preference value); shares authorized 150,000 ; none issued or outstanding	--	--
Common stock, $0.01 par value; shares authorized 50,000,000;
23,780,606 issued and outstanding	238	238
Additional paid-in capital	42,863	42,887
Accumulated deficit	(23,346)	(25,102)
Total Stockholders' Equity	19,755	18,023
Total Liabilities and Stockholders' Equity	$27,436	$31,096
	======	======

Hudson Technologies, Inc. and subsidiaries

Consolidated Income Statements

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three month period ended September 30,		Nine month period ended September 30,
	2011	2010	2011	2010

Revenues	$11,935	$7,996	$40,465	$33,133
Cost of sales	10,465	6,192	32,586	26,455
Gross Profit	1,470	1,804	7,879	6,678
Operating expenses:
Selling and marketing	563	541	1,660	1,545
General and administrative	900	865	2,693	2,457
Total operating expenses	1,463	1,406	4,353	4,002
Operating income	7	398	3,526	2,676
Other income (expense):
Interest expense	(190)	(224)	(707)	(797)
Interest income	2	6	14	6
Total other income (expense)	(188)	(218)	(693)	(791)
Income (loss) before income taxes	(181)	180	2,833	1,885
Income tax expense (benefit)	(68)	(20)	1,077	628
Net income (loss)	($113)	$200	$1,756	$1,257
	=====	=====	======	======
Net income (loss) per common share - Basic	($0.00)	$0.01	$0.07	$0.06
	======	====	====	====
Net income (loss) per common share - Diluted	($0.00)	$0.01	$0.07	$0.05
	=====	====	====	====
Weighted average number of shares
outstanding - Basic	23,780,606	23,780,606	23,780,606	21,904,828
Weighted average number of shares	========	========	========	========
outstanding - Diluted	23,780,606	25,228,525	24,921,835	23,363,760
	========	========	========	========